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Exhibit 20

TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report—Toyota Auto Receivables 2001-B Owner Trust
Distribution Date of March 15, 2002 for the Collection Period
February 1, 2002 through February 28, 2002

			Class A-1	Class A-2	Class A-3	Class A-4
	Total		Balance	Balance	Balance	Balance
Pool Data—Original Deal Parameters
Securities Balance	$1,452,840,000.00		$417,840,000.00	$500,000,000.00	$360,000,000.00	$175,000,000.00
Receivables Pool Balance	$1,497,783,044.00
Principal Factor	1.00000000		1.00000000	1.00000000	1.00000000	1.00000000
Rate			4.300%	4.562%	5.018%	5.360%
Final Scheduled Payment Date			May 15, 2002	December 15, 2003	March 15, 2005	October 15, 2007
Number of Contracts	119,098
Weighted Average Coupon	9.137%
Weighted Average Remaining Term	45.70	months
Servicing Fee Rate	1.00%
Pool Data—Prior Month
Securities Balance	$901,771,473.15		$0.00	$366,771,473.15	$360,000,000.00	$175,000,000.00
Receivables Pool Balance	$946,714,517.15
Securities Pool Factor	0.62069565		0.00000000	0.73354295	1.00000000	1.00000000
Number of Contracts	93,066
Weighted Average Coupon	9.259%
Weighted Average Remaining Term	38.27	months
Precompute and Simple Interest Advances	$3,533,196.26
Payahead Account Balance	$1,528,661.13
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Pool Data—Current Month
Securities Balance	$856,440,482.80		$0.00	$321,440,482.80	$360,000,000.00	$175,000,000.00
Receivables Pool Balance	$901,383,526.80
Securities Pool Factor	0.58949401		0.00000000	0.64288097	1.00000000	1.00000000
Number of Contracts	90,300
Weighted Average Coupon	9.273%
Weighted Average Remaining Term	37.60	months
Precompute and Simple Interest Advances	$3,667,046.88
Payahead Account Balance	$1,444,151.99
Interest Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00
Principal Shortfall	$0.00		$0.00	$0.00	$0.00	$0.00

Reserve Fund
Initial Deposit Amount	$3,744,458.00
Specified Reserve Fund Percentage	0.75%
Specified Reserve Fund Amount	$7,488,915.22
Specified Reserve Fund Percentage (if Condition i or ii met)	5.50%
Specified Reserve Fund Amount (if Condition i or ii met)	$47,104,226.55
Beginning Balance	$7,488,915.22
Total Withdraw	$0.00
Amount Available for Deposit to the Reserve Fund	$1,939,399.48

Reserve Fund Balance Prior to Release	$9,428,314.70
Reserve Fund Required Amount	$7,488,915.22
Reserve Fund Release to Seller	$1,939,399.48

Ending Reserve Fund Balance	$7,488,915.22

Liquidation of Charge-offs and Repossessions

	Vehicles	Amount
Liquidated Contracts	107

Gross Principal Balance of Liquidated Receivables		$984,571.54
Net Liquidation Proceeds Received During the Collection Period		$(548,206.52)

Recoveries on Previously Liquidated Contracts		$(22,135.50)

Aggregate Credit Losses for the Collection Period		$414,229.52

Cumulative Credit Losses for all Periods	630	$2,857,747.62

Repossessed in Current Period	75

Ratio of Net Credit Losses to the Average Pool Balance for Each Collection Period:	Annualized Average Charge-Off Rate
Second Preceding Collection Period	0.39%
First Preceding Collection Period	0.49%
Current Collection Period	0.54%
Condition (i) (Charge-off Rate)
Three Month Average	0.47%
Charge-off Rate Indicator (> 1.25%)	condition not met

Delinquent and Repossessed Contracts

	Percent	Contracts	Percent	Amount
31-60 Days Delinquent	1.68%	1,520	1.76%	$15,854,861.21
61-90 Days Delinquent	0.35%	312	0.38%	$3,469,140.76
Over 90 Days Delinquent	0.41%	373	0.52%	$4,647,345.24

Total Delinquencies		2,205		$23,971,347.21

Repossessed Vehicle Inventory		192*

*
Included with delinquencies above.

Ratio of Number of Contracts Delinquent 60 Days or More to the Outstanding Number of Receivables as of Each Collection Period (Includes Repossessions):

Second Preceding Collection Period	0.67%
First Preceding Collection Period	0.77%
Current Collection Period	0.76%
Condition (ii) (Delinquency Percentage)
Three Month Average	0.73%
Delinquency Percentage Indicator (> 1.25%)	condition not met

TOYOTA MOTOR CREDIT CORPORATION
SERVICER'S Report—Toyota Auto Receivables 2001-B Owner Trust
Distribution Date of March 15, 2002 for the Collection Period
February 1, 2002 through February 28, 2002

		Class A-1	Class A-2	Class A-3	Class A-4
	Total	Balance	Balance	Balance	Balance
Collections
Principal Payments Received	$44,346,418.81
Interest Payments Received	$6,605,607.55
Net Precomputed Payahead Amount	$84,509.14
Aggregate Net Liquidation Proceeds Received	$570,342.02
Principal on Repurchased Contracts	$0.00
Interest on Repurchased Contracts	$0.00

Total Collections	$51,606,877.52
Net Simple Interest Advance Amount	$(64,764.22)
Net Precomputed Advance Amount	$198,614.84

Total Available Amount	$51,740,728.14
Amounts Due
Servicing Fee	$788,928.76
Accrued and Unpaid Interest	$3,681,409.55
Principal	$45,330,990.35
Reserve Fund	$1,939,399.48

Total Amount Due	$51,740,728.14
Actual Distributions
Servicing Fee	$788,928.76
Interest	$3,681,409.55	$0.00	$1,394,342.88	$1,505,400.00	$781,666.67
Principal	$45,330,990.35	$0.00	$45,330,990.35	$0.00	$0.00
Reserve Fund	$1,939,399.48

Total Amount Distributed	$51,740,728.14	$0.00	$46,725,333.23	$1,505,400.00	$781,666.67

Monthly Information by Type of Loan
Precomputed Contracts
Scheduled Principal Collections		$4,386,227.26
Prepayments in Full	604 contracts	$2,156,799.68
Repurchased Receivables Principal		$0.00
Payments Behind/Ahead on Repurchased Receivables		$0.00
Total Collections		$7,070,267.73
Advances—Reimbursement of Previous Advances		$0.00
Advances—Current Advance Amount		$198,614.84
Payahead Account—Payments Applied		$84,509.14
Payahead Account—Additional Payaheads		$0.00
Simple Interest Contracts
Collected Principal		$22,834,508.11
Prepayments in Full	2055 contracts	$14,968,883.76
Collected Interest		$6,078,366.76
Repurchased Receivables Principal		$0.00
Repurchased Receivables Interest		$0.00
Advances—Reimbursement of Previous Advances		$64,764.22
Advances—Current Advance Amount		$0.00

TOYOTA MOTOR CREDIT CORPORATION
Servicer's Certificate—Toyota Auto Receivables 2001-B Owner Trust
Distribution Date of March 15, 2002 for the Collection Period of
February 1 through February 28, 2002

	Class A2	Class A3	Class A4
	Balance	Balance	Balance
Note Rates for March 15, 2002 Payment Date
One Month LIBOR	1.84750%	1.84750%	1.84750%
Spread	0.06000%	0.08000%	0.10000%

Note Rates:	1.90750%	1.92750%	1.94750%
Number of Days in Interest Period (Days)	28	28	28
Interest Payments
Interest Calculation for Current Interest Period	544,146.23	539,700.00	265,076.39
At Certificate Payment Date:
Due to Swap Counterparty (Swap Payments Outgoing)	1,394,342.88	1,505,400.00	781,666.67
Paid to Swap Counterparty (Swap Payments Outgoing)	1,394,342.88	1,505,400.00	781,666.67
Proration % 0.00%
Interest Due to Noteholders (Swap Payments Incoming)	544,146.23	539,700.00	265,076.39
Interest Payment to Noteholders (Swap Payments Incoming)	544,146.23	539,700.00	265,076.39
Net Swap Payment due to / (received by) Swap Counterparty	(850,196.65)	(965,700.00)	(516,590.28)

Principal Payments
Beginning Notional Balance	366,771,473.15	360,000,000.00	175,000,000.00
Principal Payment due to Investors	45,330,990.35	—	—
Ending Notional Balance	321,440,482.80	360,000,000.00	175,000,000.00

Swap Termination Payment	N/A	N/A	N/A

Note Rates for April 15, 2002 Payment Date
One Month LIBOR	1.90000%	1.90000%	1.90000%
Spread	0.06000%	0.08000%	0.10000%

Note Rates:	1.96000%	1.98000%	2.00000%
Number of Days in Interest Period (Days)	31	31	31

I hereby certify to the best of my knowledge that
the report provided is true and correct.

/s/ Angela Brown Angela Brown, ABS Accounting Manager

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Exhibit 20
TOYOTA MOTOR CREDIT CORPORATION SERVICER'S Report
TOYOTA MOTOR CREDIT CORPORATION SERVICER'S Report—Toyota Auto Receivables 2001-B Owner Trust Distribution Date of March 15, 2002 for the Collection Period February 1, 2002 through February 28, 2002
TOYOTA MOTOR CREDIT CORPORATION Servicer's Certificate—Toyota Auto Receivables 2001-B Owner Trust Distribution Date of March 15, 2002 for the Collection Period of February 1 through February 28, 2002